Exhibit 99.1
ABERCROMBIE & FITCH CO. PROVIDES FOURTH QUARTER AND FISCAL YEAR OUTLOOK UPDATE

New Albany, Ohio, January 12, 2026: Abercrombie & Fitch Co. (NYSE: ANF) today provided a business update for the fourth quarter and full year of fiscal 2025.

Fran Horowitz, Chief Executive Officer, said: “Our team remained on offense across product, voice, and experience, resulting in record quarter-to-date net sales through fiscal December, aligned with our expectations. Importantly, we delivered balanced growth across our regions, brands, and channels. Hollister Brands had a strong holiday and is positioned to deliver another year of mid-teens net sales growth for fiscal 2025. At Abercrombie Brands, we saw a strong customer response over the holidays, and we now expect to grow net sales in the low single digits for the fourth quarter on top of a record result last year.

We remain on track for another year of significant progress, consistently delivering on our goals with expected record net sales and growth of at least 6%. We also expect top-tier profitability again this year, with leading operating margins among scaled peers, while addressing tariffs and increasing our investments for long-term success. We've put our capital to work across marketing, digital and stores to end 2025 with a stronger foundation and deliver significant returns for investors through financial performance and share repurchases.

With great results in sight as we close 2025, the team is energized and looking forward. Our brands are healthy and well-positioned to expand within their respective significant addressable markets. In the year ahead, we'll leverage our proven operating model to continue growth across our owned-and-operated business, while developing new go-to-market partnerships and capabilities to efficiently bring our brands to new customers across the globe.”

Full Year Fiscal 2025 Outlook:
	Current Full Year Outlook (1) (2)	Previous Full Year Outlook (2) (3)
Net sales	Growth of at least 6%	Growth In The Range of 6% to 7%
Operating margin	Around 13%	In The Range of 13.0% to 13.5%
Effective tax rate (4)	Around 30%	Around 30%
Net income per diluted share (5) (6)	In the Range of $10.30 to $10.40	In The Range of $10.20 to $10.50
Share repurchases (6)	Around $450 million	Around $450 million
Diluted weighted average shares (5) (6)	Around 48 million	Around 48 million
Capital expenditures	~$245 million	~$225 million
Real estate activity (all approximate)	~40 Net Store Openings	~40 Net Store Openings
	60 Openings, 20 Closures	60 Openings, 20 Closures
	40 Remodels And Right-Sizes	40 Remodels And Right-Sizes

Fourth Quarter of Fiscal 2025 Outlook:
	Current Fourth Quarter Outlook (1)	Previous Fourth Quarter Outlook (1)
Net sales	Growth Around 5%	Growth In The Range of 4% to 6%
Operating margin	Around 14%	Around 14%
Effective tax rate (4)	Around 30%	Around 30%
Net income per diluted share (5) (6)	In the Range of $3.50 to $3.60	In The Range of $3.40 to $3.70
Share repurchases (6)	Around $100 million	Around $100 million
Diluted weighted average shares (5) (6)	Around 47 million	Around 47 million
(1) Includes the estimated impact from the tariffs on goods imported into the United States in accordance with trade policies as of January 9, 2026. This excludes any other potential future trade policy changes imposed by the United States or other countries. Net of planned mitigation efforts, the full year outlook assumes approximately $90 million of tariff expense, or 170 basis points as a percent of net sales.
(2) Includes $39 million net benefit on a pre-tax basis, or $29 million on a tax-adjusted basis, from a litigation settlement.
(3) Released November 25, 2025.
(4) The current outlook for effective tax rate is sensitive to the jurisdictional mix and level of income and does not include the impact of potential future tax policy or legislative changes.
(5) The current outlook for net income per diluted share and diluted weighted average shares includes the anticipated impact to shares outstanding from potential share repurchase activity in fiscal 2025.
(6) The timing and amount of any such repurchases will be determined based on an evaluation of market conditions, the company’s share price, legal requirements, and other factors.

The company will be participating in meetings with investors and analysts at the 2026 ICR Conference to be held on January 12-13, 2026.

Exhibit 99.1

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our fourth quarter and annual fiscal 2025 results, relate to our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “goal,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets, estimates, or performance outlooks whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, and in our subsequent reports and filings with the Securities and Exchange Commission, as well as the following factors: risks and uncertainties related to global trade policy and international trade disputes, including the impact of the imposition or threat of imposition of new or increased tariffs by the United States or foreign governments or other changes to trade policies or arrangements; risks related to changes in global economic and financial conditions, including inflation, and the resulting impact on consumer spending and our operating results, financial condition, and expense management; risks related to global operations, including changes in the economic or political conditions where we sell or source our products; risks related to the geopolitical landscape and ongoing armed conflicts, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience and the impact of such conflicts or events on international trade, supplier delivery or increased freight costs; risks related to natural disasters and other unforeseen catastrophic events; risks related to our failure to engage our customers, anticipate customer demand, expectations, and changing fashion trends, and manage our inventory and product delivery; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to successfully invest in and execute on our customer, digital and omnichannel initiatives; risks related to our ability to successfully execute technology initiatives and partnerships, such as those relating to artificial intelligence technology; risks related to our ability to execute on, and maintain the success of, our strategic and growth initiatives; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our global operations, may result in volatility in our results of operations; risks and uncertainty related to adverse public health developments; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; and the potential loss or disruption to our information systems, and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing laws and regulations.

Other Information
This press release is available at corporate.abercrombie.com. Important information may be disseminated initially or exclusively via the website: investors should consult the site to access this information.

As used in this document, references to “Americas” includes North America and South America, “EMEA” includes Europe, the Middle East and Africa and “APAC” includes the Asia-Pacific region, including Asia and Oceania.

Exhibit 99.1

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a global, digitally led omnichannel specialty retailer of apparel and accessories catering to kids through millennials with assortments curated for their specific lifestyle needs.

The company operates a family of brands, including Abercrombie brands and Hollister brands each sharing a commitment to offer products of enduring quality and exceptional comfort that support global customers on their journey to being and becoming who they are. Abercrombie & Fitch Co. operates approximately 830 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites abercrombie.com, abercrombiekids.com, and hollisterco.com.

Investor Contact:	Media Contact:

Mo Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com